Exhibit 99.1

OPENWAVE REPORTS SECOND QUARTER FISCAL 2012 FINANCIAL RESULTS

REDWOOD CITY, CA – February 1, 2012 – Openwave Systems Inc. (Nasdaq: OPWV), a global software innovator delivering all-Internet Protocol (all-IP) mediation and messaging solutions, today announced that revenues for the second fiscal quarter ended December 31, 2011 were $35.9 million, compared with $52.4 million in the prior quarter ended September 30, 2011 and $39.9 million in the December quarter in the preceding fiscal year. Bookings for the quarter were $20.4 million. The company ended the quarter with $69.7 million in cash and investments.

“As previewed a quarter ago, we undertook a strategic review of our products business and subsequently executed a set of activities, including establishing three business units and improving bookings execution. As a result, we believe our mediation and messaging business units are now optimized for a potential sale,” said Mike Mulica, CEO, Openwave. “We continue to believe in the large opportunity represented by our Intellectual Property initiative, and we are well underway in implementing a strategic plan to unlock the significant inherent value in our patent portfolio.”

On a GAAP basis, net loss for the second fiscal quarter ended December 31, 2011 was $10.4 million or $0.12 per share, compared with a net income of $2.6 million or $0.03 per share, in the prior quarter and net loss of $4.5 million or $0.05 per share, in the December quarter in the preceding year.

On a non-GAAP basis, net loss for the second fiscal quarter ended December 31, 2011 was $5.0 million or $0.06 per share, compared with a net income $9.3 million or $0.11 per share, in the prior quarter and a net loss of $2.7 million, or $0.03 per share, in the December quarter in the preceding year. Non-GAAP net income (loss) excludes restructuring, impairments and certain losses on investments, costs associated with strategic alternatives, amortization of intangibles and stock-based compensation, amounts associated with certain unusual events, discontinued operations, impairment of deferred tax assets and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider in evaluating Openwave’s on-going business, such as restructuring costs, impairments on investments, and discontinued operations. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its second quarter ended December 31, 2011. Interested parties may access the conference call over the Internet through Openwave’s website at www.openwave.com or by telephone at (877) 941-2068 or (480) 629-9712 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern daylight time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4505424#.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s website at http://investor.Openwave.com. A replay will be available on the website for at least three months.

About Openwave Systems

Openwave Systems Inc. (Nasdaq: OPWV) is a global software innovator delivering all-Internet Protocol (all-IP) mediation and messaging solutions that enable communication service providers to create and deliver smarter services.

Building on its mobile data heritage, Openwave mobilizes the Internet with data-driven solutions that comprehensively enhance IP traffic and increase the value of the mobile network. Openwave arms its customers with a 360-degree view of network activity plus the tools to help them proactively optimize network resources (Congestion Control), react to user behavior with smarter data plans and services (Price Plan Innovation), and deliver a contextually relevant messaging experience (Converged Messaging).

Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Mulica’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand, which could impede customer trials and the ability of Openwave to monetize its intellectual property portfolio; (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers; and (c) Openwave’s cost cutting measures may not result in the cost reductions Openwave expects, or may have an unexpected negative effect on Openwave’s ability to service its customers, either of which would have an adverse effect on Openwave’s operating results.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. Vikki.Herrera@openwave.com Tel: 650-480-6753

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31, 2011	June 30, 2011

Assets
Current Assets:
Cash, cash equivalents and short-term investments	$62,575	$81,213
Accounts receivable, net	26,313	22,293
Prepaid and other current assets	9,062	15,808

Total current assets	97,950	119,314
Property and equipment, net	4,837	6,680
Long-term investments	7,110	15,630
Deposits and other assets	2,285	5,373
Goodwill	267	267
Intangible assets, net	—	553

Total assets	$112,449	$147,817

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,474	$7,014
Accrued liabilities	18,692	19,810
Accrued settlement related to discontinued operations	—	12,000
Accrued restructuring costs	15,736	13,660
Deferred revenue	23,513	29,088

Total current liabilities	63,415	81,572
Accrued restructuring costs, less current portion	6,209	12,515
Deferred revenue, less current portion	5,365	9,370
Deferred rent obligations and long-term taxes payable	925	1,415

Total liabilities	75,914	104,872
Stockholders’ equity	36,535	42,945

Total liabilities and stockholders’ equity	$112,449	$147,817

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Revenues:
License	$9,578	$9,914	$10,072	$19,492	$22,404
Maintenance and support	10,201	10,671	13,913	20,872	27,906
Services	16,084	16,790	15,925	32,874	27,128
Patents	5	15,021	1	15,026	4,001

Total revenues	35,868	52,396	39,911	88,264	81,439

Cost of revenues:
License	245	486	78	731	108
Maintenance and support	3,132	3,722	3,975	6,854	8,116
Services	14,803	13,797	11,594	28,600	20,481
Amortization of intangible assets	144	409	409	553	829

Total cost of revenues	18,324	18,414	16,056	36,738	29,534

Gross profit	17,544	33,982	23,855	51,526	51,905

Operating Expenses:
Research and development	7,772	9,348	10,439	17,120	21,869
Sales and marketing	7,026	8,737	11,357	15,763	22,178
General and administrative	5,060	6,063	4,833	11,122	11,342
Patent initiative expenses	3,272	1,723	624	4,996	727
Restructuring and other related costs	1,674	5,072	856	6,746	1,564

Total operating expenses	24,804	30,943	28,109	55,747	57,680

Operating income (loss) from continuing operations	(7,260)	3,039	(4,254)	(4,221)	(5,775)
Interest and other income (expense), net	(309)	61	210	(248)	247

Pre-tax income (loss) from continuing operations	(7,569)	3,100	(4,044)	(4,469)	(5,528)
Income taxes	2,822	458	491	3,280	1,172

Net income (loss) from continuing operations	(10,391)	2,642	(4,535)	(7,749)	(6,700)
Discontinued operations, net	—	—	—	—	2,236

Net income (loss)	$(10,391)	$2,642	$(4,535)	$(7,749)	$(4,464)

Basic net income (loss) per share from:
Continuing operations	$(0.12)	$0.03	$(0.05)	$(0.09)	$(0.08)
Discontinued operations	—	—	—	—	0.03

Net income (loss) per share	$(0.12)	$0.03	$(0.05)	$(0.09)	$(0.05)

Diluted net income (loss) per share from:
Continuing operations	$(0.12)	$0.03	$(0.05)	$(0.09)	$(0.08)
Discontinued operations	—	—	—	—	0.03

Net income (loss) per share	$(0.12)	$0.03	$(0.05)	$(0.09)	$(0.05)

Shares used in basic net income (loss) per share	85,594	85,482	84,324	85,538	84,170
Shares used in diluted net income (loss) per share	85,594	86,432	84,324	85,538	84,170
Stock-based compensation by category:
Maintenance and support	$41	$42	$40	$83	$85
Services	49	54	46	103	105
Research and development	107	94	115	201	246
Sales and marketing	139	116	161	255	317
General and administrative	271	173	256	444	526
Restructuring	27	106	—	133	—

	$634	$585	$618	$1,219	$1,279

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Reconciliation between GAAP and Non-GAAP net income (loss):
Net income (loss)	$(10,391)	$2,642	$(4,535)	$(7,749)	$(4,464)
Exclude:
Restructuring costs	1,674	5,072	856	6,746	1,564
Amortization of intangibles	144	409	409	553	829
Stock-based compensation	607	479	618	1,086	1,279
Amounts associated with unusual events(a)	—	780	—	780	—
Discontinued operations, net	—	—	—	—	(2,236)
Impairment of deferred tax assets	2,501	—	—	2,501	—
Tax impact of reconciling items(b)	(49)	(48)	(47)	(97)	(90)
Costs associated with strategic alternatives	467	—	—	467	—

Non-GAAP net income (loss)	$(5,047)	$9,334	$(2,699)	$4,287	$(3,118)

Diluted GAAP net income (loss) per share	$(0.12)	$0.03	$(0.05)	$(0.09)	$(0.05)
Exclude:
Restructuring costs	$0.02	$0.06	$0.01	$0.08	$0.02
Amortization of intangibles	$—	$—	$—	$—	$0.01
Stock-based compensation	$—	$0.01	$0.01	$0.01	$0.02
Amounts associated with unusual events(a)	$—	$0.01	$—	$0.01	$—
Discontinued operations, net	$—	$—	$—	$—	$(0.03)
Impairment of deferred tax assets	$0.03	$—	$—	$0.03	$—
Tax impact of reconciling items(b)	$—	$—	$—	$—	$(0.01)
Costs associated with strategic alternatives	$0.01	$—	$—	$0.01	$—

Diluted non-GAAP net income (loss) per share	$(0.06)	$0.11	$(0.03)	$0.05	$(0.04)

Shares used in computing diluted earnings per share	85,594	86,432	84,324	86,379	84,170

(a)	Relates to legal fees regarding lawsuits and other unusual events.
(b)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Operating activities:
Net income (loss)	$(10,391)	$2,642	$(4,535)	$(7,749)	$(4,464)
Gain on sale of discontinued operation	—	—	—	—	(2,236)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	1,810	2,157	2,335	3,967	4,662
Non-cash restructuring charges	187	212	290	399	605
Provision for (recovery of) doubtful accounts	270	197	(28)	467	(213)
Other non-cash items, net	264	307	339	571	684
Changes in operating assets and liabilities	11,136	(22,969)	(1,422)	(11,833)	(4,924)

Net cash provided by (used for) operating activities	3,276	(17,454)	(3,021)	(14,178)	(5,886)

Investing activities:
Purchases of property and equipment, net	(141)	(389)	(1,569)	(530)	(2,635)
Payment of settlement related to discontinued operations	—	(12,000)	—	(12,000)	—
Sale of discontinued operation, net	—	—	—	—	2,236
Proceeds of investments, net	6,760	6,440	(1,123)	13,200	(147)
Release of restricted cash and investments	—	—	216	—	216

Net cash provided by (used for) investing activities	6,619	(5,949)	(2,476)	670	(330)

Financing activities:
Net proceeds from issuance of common stock	175	119	752	294	822

Cash provided by financing activities	175	119	752	294	822

Net increase/(decrease) in cash and cash equivalents	10,070	(23,284)	(4,745)	(13,214)	(5,394)
Cash and cash equivalents at beginning of period	23,982	47,266	60,286	47,266	60,935

Cash and cash equivalents at end of period, including discontinued operations	$34,052	$23,982	$55,541	$34,052	$55,541